UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 10, 2006 (May 8, 2006)

Commission file number: 001-7940

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0466193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

808 Travis Street, Suite 1320

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (713) 780-9494

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As disclosed in Item 5.02 of this Current Report on Form 8-K, on May 8, 2006, D. Hughes Watler, Jr., Senior Vice President, Chief Financial Officer and Treasurer of Goodrich Petroleum Corporation (the “Company”) resigned from all positions he held with the Company and its subsidiaries. In connection therewith, Mr. Watler entered into a letter agreement with the Company pursuant to which he will receive a severance payment equal to six months base salary, paid monthly through October 2006, continued participation in the Company’s employee benefit programs through the end of October 2006, accelerated vesting of 2,916 shares of restricted stock and accelerated vesting of 10,000 options to purchase shares of the Company’s common stock for $16.46, which were initially granted in 2004. In consideration thereof, Mr. Watler has agreed that all other unvested shares of restricted stock and unvested options previously granted to him shall be terminated. In addition, Mr. Watler has released the Company from all claims related to his employment and the termination of his employment.

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2006, the Company issued a press release announcing its financial and operating results for the first quarter ended March 31, 2006. The text of the press release concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1

The information in this item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 8, 2006, D. Hughes Watler, Jr, the Company’s Senior Vice President and Chief Financial Officer resigned from those positions with the Company. Mr. Watler will remain with the Company for a short duration to ensure an orderly transition. At the time of his resignation, Mr. Watler entered into a letter agreement with the Company, which is further described under Item 1.01 of the Current Report on Form 8-K. In connection with the resignation of Mr. Watler, the Board of Directors has appointed David R. Looney, age 49, as Executive Vice President and Chief Financial Officer, effective immediately. Mr. Looney most recently served as the Executive Vice-President and Chief Financial Officer of Energy Partners, Ltd and prior to that as the Vice-President, Finance of EOG Resources, Inc. Mr. Looney will receive a $100,000 sign on bonus, a base salary of $250,000 and will be eligible to receive an annual bonus of up to 100% of his base salary. In addition, Mr. Looney was granted options to purchase 100,000 shares of the Company’s stock at an exercise price of $27.81 (the closing price of the Company’s stock on May 9, 2006, the date of the grant). We plan to enter into a severance agreement with Mr. Looney, but have not yet finalized the terms.

The Company issued a press release on May 9, 2006 announcing the appointment of Mr. Looney and the resignation of Mr. Watler, which press release is attached as Exhibit 99.2 and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Letter Agreement by and between D. Hughes Watler, Jr. and Goodrich Petroleum Corporation dated May 8, 2006

99.1	Press Release issued May 8, 2006

99.2	Press Release issued May 9, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
(Registrant)

By:	/s/ Walter G. Goodrich
Walter G. Goodrich
Vice Chairman &
Chief Executive Officer

Dated: May 10, 2006

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